Exhibit 99.57

THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT, AS AMENDED, OR ANY OTHER APPLICABLE SECURITIES LAWS AND HAVE BEEN ISSUED IN RELIANCE UPON AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND SUCH OTHER SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED, OR OTHERWISE DISPOSED OF, EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED PURSUANT TO A VALID EXEMPTION THEREFROM UNDER THE SECURITIES ACT.

Issue Date: April 22, 2024

Warrant Number: #2024-XXXXXX

NOTES LIVE, INC.

WARRANT AGREEMENT

1. Number of Warrant Shares; Vesting; Exercise Price; Term. THIS CERTIFIES that, for value received, _______________ (“Name of Position Here”) is entitled to purchase from Notes Live, Inc., a Colorado corporation (the “Company”), subject to the terms and conditions hereof, 25,000 common non-voting shares (the “Warrant Shares”) exercisable into the Company’s Class [__] common stock. The value of this agreement is for _____________’ services provided to the Company by the Holder. The Warrant Shares shall vest as follows: [ ]. [_______________] is entitled, upon the terms and subject to the conditions hereinafter set forth, on or prior to [ ], (the “Expiration Time”), but not thereafter, to acquire the Warrant Shares from the Company. ______________ must be employed in his/her current position, as mentioned above, to vest into each tranche of Warrant Shares at the time of vesting. The exercise price of Warrant Shares to be issued pursuant to this Warrant shall be $[____] per Warrant Share, as adjusted from time to time as set forth hereunder (the “Exercise Price”).

2. Exercise of Warrant. The purchase rights represented by this Warrant are exercisable by the Holder or its successors and assigns, in whole or in part, at any time, or from time to time, prior to the Expiration Time, by the surrender of this Warrant and delivery to the office of the Company (or such other office or agency of the Company as it may designate by notice in writing to the Holder at the address of the Holder appearing on the books of the Company), both (i) the Notice of Exercise annexed hereto (duly completed and executed on behalf of the Holder), and (ii) upon payment of the Exercise Price for the Warrant Shares thereby purchased (by cash, certified or cashier’s check). Thereupon, the Holder shall be entitled to receive from the Company a certificate in proper form representing the number of Warrant Shares so purchased and a new Warrant in substantially identical form and dated as of such exercise for the purchase of that number of Warrant Shares equal to the difference, if any, between the number of Warrant Shares subject hereto and the number of Warrant Shares as to which this Warrant is so exercised.

3. Issuance of Warrant Shares. Certificates for Warrant Shares purchased hereunder shall be delivered to the Holder within a reasonable time after the date on which this Warrant shall have been exercised in accordance with the terms hereof. All Warrant Shares that may be issued upon the exercise of this Warrant shall, upon such exercise, be duly and validly authorized and issued, and free from all taxes, liens and charges in respect of the issuance thereof (other than liens or charges created by or imposed upon the Holder as the holder of the Warrant or taxes in respect of any transfer occurring contemporaneously or otherwise specified herein). The Company agrees that the Warrant Shares so issued shall be and shall for all purposes be deemed to have been issued to the Holder as the record owner of such Warrant Shares as of the close of business on the date on which this Warrant shall have been exercised or converted in accordance with the terms hereof.

4. No Fractional Warrant Shares. No fractional Warrant Shares shall be issued upon the exercise of this Warrant. In lieu of any fractional Warrant Shares to which the Holder would otherwise be entitled, the Holder shall be entitled, at the Company’s option, to receive either (i) a cash payment equal to the excess of fair market value for such fractional Warrant Share above the Exercise Price for such fractional Warrant Shares (as determined in good faith by the Company) or (ii) a whole Warrant Share if the Holder tenders the Exercise Price for one whole Warrant Share.

5. No Rights as Warrant Members. This Warrant does not entitle the Holder to any voting rights or other rights as a member of the Company.

6. Charges, Taxes and Expenses. Certificates for Warrant Shares issued upon exercise of this Warrant shall be issued in the name of the Holder. Issuance of certificates for Warrant Shares upon the exercise of this Warrant shall be made without charge to the Holder hereof for any issue or transfer tax or other incidental expense in respect of the issuance of such certificates, all of which taxes and expenses shall be paid by the Company.

7. Registry of Warrant. The Company shall maintain a registry showing the name and address of the Holder as the registered holder of this Warrant. This Warrant may be surrendered for exchange or exercise, in accordance with its terms, at the office of the Company, and the Company shall be entitled to rely in all respects, prior to written notice to the contrary, upon such registry.

8. Loss, Theft, Destruction or Mutilation of Warrant. Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and in the case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it, and upon reimbursement to the Company of all reasonable expenses incidental thereto, and upon surrender and cancellation of this Warrant, if mutilated, the Company will make and deliver a new Warrant of like tenor and dated as of such cancellation and reissuance, in lieu of this Warrant.

9. Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall be a Saturday or a Sunday or shall be a legal holiday, then such action may be taken or such right may be exercised on the next succeeding day not a Saturday or a Sunday or a legal holiday.

10. Adjustments of Rights. The purchase price per Warrant Share and the number of Warrant Shares purchasable hereunder are subject to adjustment from time to time as follows:

(a) Merger or Consolidation. If at any time there shall be a merger or a consolidation of the Company with or into another entity when the Company is not the survivor, then, as part of such merger or consolidation, lawful provision shall be made so that the Holder shall thereafter be entitled to receive upon exercise of this Warrant, during the period specified herein and upon payment of the aggregate Exercise Price then in effect, the number of Warrant Shares or other securities or property (including cash) of the successor entity resulting from such merger or consolidation, to which the Holder as the holder of the Warrant Shares deliverable upon exercise of this Warrant would have been entitled in such merger or consolidation if this Warrant had been exercised immediately before such merger or consolidation. In any such case, appropriate adjustment shall be made in the application of the provisions of this Warrant with respect to the rights and interests of the Holder as the holder of this Warrant after the merger or consolidation. This provision shall apply to successive mergers or consolidations.

(b) Reclassification, Recapitalization, etc. If the Company at any time shall, by subdivision, combination or reclassification of securities, recapitalization, automatic conversion, or other similar event affecting the number or character of outstanding Warrant Shares, or otherwise, change any of the securities as to which purchase rights under this Warrant exist into the same or a different number of securities of any other class or classes, this Warrant shall thereafter represent the right to acquire such number and kind of securities as would have been issuable as the result of such change with respect to the securities that were subject to the purchase rights under this Warrant immediately prior to such subdivision, combination, reclassification or other change.

(c) Split, Subdivision or Combination of Warrant Shares. If the Company, at any time while this Warrant remains outstanding and unexpired, shall split, subdivide or combine the securities as to which purchase rights under this Warrant exist, the Exercise Price shall be proportionately decreased in the case of a split or subdivision or proportionately increased in the case of a combination.

(d) Distributions. If the Company at any time while this Warrant is outstanding and unexpired shall pay a distribution with respect to Company’s shares payable in shares or other securities or rights convertible into, or entitling the holder thereof to receive directly or indirectly, additional shares, with the entitlement for the holder thereof to receive directly or indirectly, additional shares (hereinafter referred to as the “Shares Equivalents”) without payment of any consideration by such Holder for the additional shares or the Share Equivalents, or make any other distribution with respect to Company’s shares payable in shares or Share Equivalents, then the Exercise Price shall be adjusted, from and after the date of determination of the members entitled to receive such distribution, to that price determined by multiplying the Exercise Price in effect immediately prior to such date of determination by a fraction (i) the numerator of which shall be the total number of shares outstanding immediately prior to such distribution (determined on an as converted basis), and (ii) the denominator of which shall be the total number of shares outstanding immediately after such distribution (determined on an as converted basis).

(e) Adjustment of Number of Warrant Shares. Upon each adjustment in the Exercise Price pursuant to 10(c) or 10(d) hereof, the number of Warrant Shares purchasable hereunder shall be adjusted, to the nearest whole Warrant Share, to the product obtained by multiplying the number of Warrant Shares purchasable immediately prior to such adjustment in the Exercise Price by a fraction: (i) the numerator of which shall be the Exercise Price immediately prior to such adjustment; and (ii) the denominator of which shall be the Exercise Price immediately after such adjustment.

11. Notice of Adjustments; Notices. Whenever the Exercise Price or number or type of securities issuable hereunder shall be adjusted pursuant to Section 10 hereof, the Company shall issue and provide to the Holder as the holder of this Warrant a certificate signed by a manager or officer of the Company setting forth, in reasonable detail, the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated and the Exercise Price and number of Warrant Shares purchasable hereunder after giving effect to such adjustment.

12. Governing Law. This Warrant shall be binding upon any successors or assigns of the Company. This Warrant shall constitute a contract under the laws of Colorado and for all purposes shall be construed in accordance with and governed by the laws of said state, without giving effect to the conflict of laws principles. Any dispute regarding this Warrant shall be litigated in the state or federal courts situated in Denver, Colorado, without a trial by jury, to which jurisdiction all parties consent.

13. Legends. The certificate evidencing the Warrant Shares purchasable per this Warrant shall bear the legends set forth on the Notice of Exercise form appended to this Warrant.

14. Amendments. This Warrant may be amended and the observance of any term of this Warrant may be waived only with the written consent of the Company and the Holder.

15. Notice. All notices hereunder shall be in writing and shall be effective (a) on the day on which delivered if delivered personally or transmitted by email, or fax with evidence of receipt, (b) one business day after the date on which the same is delivered to a nationally recognized overnight courier service with evidence of receipt, or (c) five business days after the date on which the same is deposited, postage prepaid, in the U.S. mail, sent by certified or registered mail, return receipt requested, and addressed to the party to be notified at the address indicated below for the Company (or such other address as the Company shall maintain from time-to-time for its central office), or at the address for the Holder set forth in the registry maintained by the Company pursuant to Section 7, or at such other address and/or email and/or fax number to the attention of such other person as the Company or the Holder may designate by ten-day advance written notice.

16. Entire Agreement. This Warrant therein contain the entire agreement between the parties with respect to the subject matter hereof and supersede all prior and contemporaneous arrangements or undertakings with respect thereto.

IN WITNESS WHEREOF, Notes Live, Inc., has caused this Warrant to be executed by its duly authorized officer.

NOTES LIVE, INC.

By:
JW Roth
CEO and Chairman

NOTICE OF EXERCISE OF WARRANT

To: Notes Live, Inc. (the “Company”)

1. The undersigned hereby elects to purchase ________________ Common Non-Voting Shares (the “Warrant Shares”) pursuant to the terms of the attached Warrant, and tenders herewith payment of the purchase price together with an investment representation statement in the form and substance satisfactory to legal counsel to the Company.

2. Payment for the Exercise Price shall be as follows by payment in lawful money of the United States in the amount of $________________ to Notes Live, Inc.

3. The Warrant Shares to be received by the undersigned upon exercise of the Warrant are being acquired for the undersigned’s own account, not as a nominee or agent, and not with a view to resale or distribution of any part thereof, and the undersigned has no present intention of selling, granting any participation in, or otherwise distributing the same, except in compliance with applicable federal and state securities laws. The undersigned further represents that the undersigned does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participation to such person or to any third person, with respect to the Warrant Shares. The undersigned believes the undersigned has received all the information it considers necessary or appropriate for deciding whether to purchase the Warrant Shares.

4. The undersigned understands that the Warrant Shares are characterized as “restricted securities” under the federal securities laws inasmuch as they are being acquired from the Company in transactions not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Securities Act of 1933, as amended (the “Act”), only in certain limited circumstances. In this connection, the undersigned represents that the undersigned is familiar with Rule 144 of the Act, as presently in effect, and understands the resale limitations imposed thereby and by the Act.

5. The undersigned understands the certificates evidencing the Warrant Shares may bear one or all of the following legends:

(a) “THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER SUCH ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED OR UNLESS SOLD PURSUANT TO RULE 144 OF SUCH ACT.”

(b) Any legend required by applicable state law.

6. Please issue a certificate or certificates representing said Warrant Shares in the name of the undersigned.

Dated:
[Signature]

Approved by Company Executive Officer

5